Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of National Grid plc of our report dated May 17, 2017 relating to the financial statements, which appears in National Grid plc’s Annual Report on Form 20-F for the year ended 31 March 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

June 4, 2018.